Exhibit 4.5(d)

INDENTURE

Dated as of •

Among

ARAMARK SERVICES, INC.,
as the Company,

ARAMARK,
as the Parent Guarantor,

THE OTHER GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

THE BANK OF NEW YORK MELLON,
as Trustee

Debt Securities

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	8.01, 8.03
(b)	8.02
(c)	8.02
313(a)	8.03
(a)(5)	17.01
(a)(6)	17.01
(b)(1)	17.01
(b)(2)	7.06, 8.03
(c)	1.08, 8.03, 8.04
(d)	8.03
314(a)	8.04
(a)(4)	1.10
(b)	17.01
(c)	17.01
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	17.01
(e)	1.10
(f)	N.A.
315(a)	10.03
(b)	10.03
(c)	10.03
(d)	10.03
(e)	N.A.
316(a)(last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.

(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	1.06

N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.

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		Page

Section 10.05	Reference in Securities to Supplemental Indentures.	47
Section 10.06	Compliance with Trust Indenture Act.	48

ARTICLE 11

COVENANTS

Section 11.01	Payment of Securities	48
Section 11.02	Money for Securities Payments to Be Held in Trust.	48
Section 11.03	Maintenance of Office or Agency	49
Section 11.04	Compliance Certificate	49
Section 11.05	Additional Amounts	50
Section 11.06	Waiver of Certain Covenants	50

ARTICLE 12

REDEMPTION

Section 12.01	Applicability of Article	50
Section 12.02	Election to Redeem; Notices to Trustee	50
Section 12.03	Selection of Securities to Be Redeemed	51
Section 12.04	Notice of Redemption	51
Section 12.05	Deposit of Redemption Price	52
Section 12.06	Securities Payable on Redemption Date.	52
Section 12.07	Securities Redeemed in Part	52

ARTICLE 13

SINKING FUNDS

Section 13.01	Applicability of Article.	53
Section 13.02	Satisfaction of Sinking Fund Payments with Securities.	53

ARTICLE 14

REPAYMENT AT THE OPTION OF HOLDERS

Section 14.01	Applicability of Article.	53

ARTICLE 15

SECURITIES IN FOREIGN CURRENCIES

Section 15.01	Applicability of Article.	54

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		Page

ARTICLE 16

GUARANTEES

Section 16.01	Guarantee.	54

ARTICLE 17

SECURITY

Section 17.01	Security.	54

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INDENTURE, dated as of •, among the Company (as defined herein), the Parent Guarantor (as defined herein), the Guarantors (as defined herein) listed on the signature pages hereto and The Bank of New York Mellon, a New York banking corporation, as Trustee.
R E C I T A L S
The Company, the Parent Guarantor and the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of senior unsecured and secured debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.
All things necessary to make this Indenture a valid agreement of the Company, the Parent Guarantor and the Guarantors, in accordance with its terms, have been done.
This Indenture is subject to the provisions of the Trust Indenture Act (as defined herein), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.
W I T N E S S E T H
For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Person acting as a Paying Agent, Transfer Agent, Security Registrar, collateral agent, calculation agent or foreign currency agent, as applicable
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation;
(2)    with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person or any committee thereof.
“Business Day” means each day that is not a Legal Holiday.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.
“Collateral” means, collectively, all of the property and assets that are from time to time subject to the Lien of the security documents including the Liens, if any, required to be granted pursuant to the Indenture.
“Company” means Aramark Services, Inc., a Delaware corporation, until a successor Person shall have assumed all the obligations of the Company under or pursuant to this Indenture, and thereafter “Company” shall mean that successor Person until released pursuant to the applicable provisions of or pursuant to this Indenture.
“Corporate Trust Office of the Trustee” means the principal corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is 500 Ross Street, Pittsburgh, PA 15262, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).
“Currency”, with respect to any payment, deposit or other transfer in respect of the principal of, any premium and any Additional Amounts, if any, and interest with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Depositary” means, with respect to any Security issuable or issued in whole or in part in global form, the Person designated as depositary by the Issuer in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “Depositary” shall mean, with respect to any Securities, the depositary which has been appointed with respect to such Securities.
“Dollar” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“EMU” means the economic and monetary union contemplated by the Treaty of the European Union.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“euro” means the single currency of participating member states of the EMU.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Foreign Currency” means any Currency, currency unit or composite currency, including, without limitation, the euro issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.
“GAAP” means generally accepted accounting principles in the United States of America that are in effect on the Issue Date.
“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.03.
“Government Securities” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.
“Guarantee” means (i) in respect of a series of Securities issued by the Company, a guarantee of such Securities by a Guarantor as contemplated by Article 16 and (ii) in respect of a series of Securities issued by any Person other than the Company, a guarantee of such Securities by the Company or by a Guarantor as contemplated by Article 16; provided that the term “Guarantee,” when used with respect to any Security or with respect to the Securities of any series, means a guarantee of such Security or of the Securities of such series, respectively, by a Guarantor of such Security or of the Securities of such series, respectively, as contemplated by Article 16 (excluding, for the avoidance of doubt, the Parent Guarantee).
“Guarantor” means (i) in respect of a series of Securities issued by the Company, the Guarantors listed on the signature pages hereto and (ii) in respect of a series of Securities issued by any Person other than the Company, the Company and the Guarantors listed on the signature pages hereto, and, in the case of clauses (i) and

(ii), any other Person who shall have become a Guarantor under this Indenture pursuant to Section 3.01 or 10.01 hereof, in each case unless and until a successor Person shall have been substituted for such Guarantor pursuant to the applicable provisions of this Indenture established pursuant to Section 3.01 or 10.01, at which time references to such Guarantor shall mean such successor Person; provided that the term “Guarantor”, when used, with respect to any Security or the Securities of any series, means the Persons who shall from time to time be the guarantors of such Security or the Securities of such series, respectively, as contemplated by Article 16 (excluding, for the avoidance of doubt, the Parent Guarantor).
“Holder” means the Person in whose name a Security is registered on the Security Registrar’s books.
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, Parent Guarantee or Guarantee, by the terms and provisions of such Security, such Parent Guarantee or such Guarantee, as the case may be, established pursuant to Section 3.01 (as such terms and provisions may be amended pursuant to the applicable provisions hereof); provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.
“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.
“Interest Payment Date,” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
“Issuer” means (i) in the case of Securities issued by the Company, the Company, and (ii) in the case of Securities issued by any other Subsidiary of the Parent Guarantor, such Subsidiary who shall have assumed all the obligations of an Issuer under or pursuant to this Indenture pursuant to a supplemental indenture.
“Issuer Order” means a written request or order signed by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.
“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York, unless otherwise specified pursuant to Section 3.01.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, penalties, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any indebtedness; provided that Obligations with respect to the Securities shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.
“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.
“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for an amount less than the principal face amount thereof to be due and payable upon declaration of acceleration pursuant to Section 6.02.
“Outstanding,” when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
(a)    any such Security theretofore cancelled by the Trustee for such Securities or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(b)    any such Security for whose payment at the maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 5.02) with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)    any such Security with respect to which the Issuer has effected defeasance or covenant defeasance pursuant to Sections 5.02 or 5.03, as applicable, except to the extent provided in Sections 5.02 or 5.03;

(d)    any such Security which has been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Issuer; and

(e)    Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been made available), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 3.01;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 6.02 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by the Parent Guarantor, the Issuer, a Guarantor of the Securities or any other obligor upon the Securities, or any Affiliate of the Parent Guarantor, the Issuer or any such Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Parent Guarantor, the Issuer or a Guarantor of the Securities any other obligor upon the Securities or an Affiliate (other than a Trust) of the Parent Guarantor, the Issuer or a Guarantor of the Securities or such other obligor.
“Parent Guarantee” means the guarantee provided by the Parent Guarantor.
“Parent Guarantor” means Aramark, a Delaware corporation, or another direct or indirect parent of the Company that guarantees the Securities, (1) until released pursuant to the applicable provisions of or pursuant to this Indenture or (2) until a successor Person shall have assumed all the obligations of the Parent Guarantor under or pursuant to this Indenture and the Parent Guarantee, and thereafter “Parent Guarantor” shall mean that successor Person until released pursuant to the applicable provisions of or pursuant to this Indenture.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Place of Payment,” with respect to any Security, means the place or places where the principal of, any premium and any Additional Amounts, if any, and interest with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.
“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.
“Regular Record Date” for the interest payable on any Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the record date for the payment of such interest.
“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(ii) and the second sentence of Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.
“Subsidiary” means, with respect to any Person,
(1)    any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and
(2)    any partnership, joint venture, limited liability company or similar entity of which
(x)    more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
(y)    such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Stated Maturity,” with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.
“United States Alien,” except as otherwise provided in or pursuant to this Indenture or any Security, means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Section 1.02    Other Definitions.

Term	Defined in Section
“Additional Amounts”	3.01(r)
“Covenant Defeasance”	5.03
“Defaulted Interest”	3.07
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	5.02
“Redemption Date”	12.02
“Security Register”	3.05
“Security Registrar”	3.05
“Successor Company”	9.01(a)(1)
“Successor Person”	9.01(b)(1)

Section 1.03    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
The following Trust Indenture Act terms used in this Indenture have the following meanings:
“indenture securities” means the Securities;
“indenture security holder” means a Holder of a Security;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Securities, the Parent Guarantee and the Guarantees means the Issuer, the Parent Guarantor and the Guarantors, respectively, and any successor obligor upon the Securities, the Parent Guarantee and the Guarantees, respectively.
All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.
Section 1.04    Rules of Construction.

Unless the context otherwise requires:
(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with
GAAP;

(c)“or” is not exclusive;

(d)words in the singular include the plural, and in the plural include the singular;

(e)“will” shall be interpreted to express a command;

(f)provisions apply to successive events and transactions;

(g)references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Section 1.05    Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)    The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, any Security Registrar, any Paying Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

(e)    The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)    Without limiting the generality of the foregoing, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary that is the Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depositary’s standing instructions and customary practices.

(h)    The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by a Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.06    Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.
Section 1.07    Notices.

Any notice or communication by the Issuer, the Parent Guarantor, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer, the Parent Guarantor and/or any Guarantor:
c/o Aramark
1101 Market Street
Philadelphia, Pennsylvania 19107
Fax No.: (215) 413-8808
Attention: General Counsel

If to the Trustee, at its Corporate Trust Office.
The Issuer, the Parent Guarantor, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the

Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.
Section 1.08    Notice to Holders; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice or communication to Holders of Securities of any event, such notice or communication shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Securities if in writing and mailed, first-class postage prepaid, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or delivered by electronic transmission to each Holder of a Security affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.
If a notice or communication is made in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer gives notice or communication to Holders, it shall provide a copy to the Trustee and each Agent, as applicable, at the same time.
Notwithstanding anything to the contrary contained herein, as long as the Securities are in the form of a Global Security, notice to the Holders may be made electronically in accordance with the procedures of the Depositary.

Section 1.09    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer, the Parent Guarantor or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer, the Parent Guarantor or such Guarantor, as the case may be, shall furnish to the Trustee:
(a)    An Officers’ Certificate (which shall include the statements set forth in Section 1.10 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)    An Opinion of Counsel (which shall include the statements set forth in Section 1.10 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied;

provided that no such Opinion of Counsel shall be required to be delivered in connection with the execution of any amendment or supplement adding a new Guarantor or other guarantor under this Indenture or any supplemental indenture.
Section 1.10    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant, if any, provided for in this Indenture (other than a certificate provided pursuant to Section 11.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant, if any, or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant, if any, has been complied with.

Section 1.11    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Security Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 1.12    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer, the Parent Guarantor or any Guarantor (other than in the case of stockholders of the Parent Guarantor, the Issuer or any Guarantor) or any of their parent companies shall have any liability for any obligations of the Issuer, the Parent Guarantor or the Guarantors under the Securities, the Parent Guarantee, the Guarantees and this Indenture, as applicable, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities, the Parent Guarantee and any Guarantee.

Section 1.13    Governing Law.

THIS INDENTURE, THE SECURITIES, THE PARENT GUARANTEE AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 1.14    Waiver of Jury Trial; Submission to Jurisdiction.

EACH OF THE ISSUER, THE PARENT GUARANTOR, THE GUARANTORS, THE TRUSTEE AND THE SECURITY REGISTRAR, PAYING AGENT AND TRANSFER AGENT, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS INDENTURE AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE RESIDING IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE PARTIES HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.
Section 1.15    Force Majeure.

In no event shall the Trustee, Paying Agent, Security Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
Section 1.16    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent Guarantor or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 1.17    Successors and Assigns.

All agreements of the Issuer in this Indenture shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee, Security Registrar, Paying Agent and Transfer Agent, as applicable, in this Indenture shall bind its successors. All agreements of the Parent Guarantor and each Guarantor in this Indenture shall bind their successors and assigns, whether so expressed or not.

Section 1.18    Severability.

In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.

Section 1.19    Extension of Payment Dates.

In the event that (i) the terms of any Security, the Parent Guarantee or any Guarantee established in or pursuant to this Indenture permit the Issuer, the Parent Guarantor, any Guarantor or any Holder thereof to extend the date on which any payment of the principal of, any premium and any Additional Amounts, if any, and interest with respect to such Security, Parent Guarantee or Guarantee, as the case may be, is due and payable and (ii) the due date for any such payment shall have been so extended, then all references herein to the Stated Maturity of such payment (and all references of like import) shall be deemed to refer to the date as so extended.
Section 1.20    Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.
Section 1.21    Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
ARTICLE 2

SECURITIES FORMS
Section 2.01    Forms Generally.

The Securities of each series shall be in substantially such form or forms as shall be established by or pursuant to a Board Resolution or, subject to Section 3.03, set forth in, or determined in the manner provided in, an Officers’ Certificate pursuant to a Board Resolution, or in one or more indentures supplemental hereto, or established in one or more indentures supplemental hereto, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Securities, as evidenced by his or her execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 3.03 for the authentication and delivery of such Securities. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.
Anything herein to the contrary notwithstanding, there shall be no requirement that any Security have endorsed thereon or attached thereto the Parent Guarantee or a Guarantee or a notation of the Parent Guarantee or a Guarantee, but such Parent Guarantee and/or a Guarantee or notation of such Parent Guarantee and/or a Guarantee may be endorsed thereon or attached thereto as contemplated by this Section 2.01.
Section 2.02    Form of Trustee’s Certificate of Authentication.

Subject to Section 7.12, the Trustee’s certificate of authentication shall be in substantially the following form:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee
By:
Authorized Signatory

Section 2.03    Legends.

Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby or as required by Applicable Procedures, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
[Insert, if applicable: “UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”]
[Insert, if applicable: “THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS

REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”]
ARTICLE 3

THE SECURITIES

Section 3.01    Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.
With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to one or more Board Resolutions, as applicable, or set forth in an Officers’ Certificate pursuant to a Board Resolution, as applicable, or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series,
(a)    the title of the Securities of such series (which shall distinguish the Securities of the series from Securities of any other series);

(b)    any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.05, 3.06, 10.05 or 12.06, upon repayment in part of any Security of such series pursuant to Article 14 or upon surrender in part of any Security for conversion or exchange into Capital Stock or other securities or property pursuant to its terms), and if such series may not be reopened from time to time for the issuance of additional Securities of such series;

(c)    the price or prices at which the Securities of such series will be sold;

(d)    if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 3.05, (iii) the name of the Depositary with respect to any such Global Security and (iv) if applicable and in addition to the Persons specified in Section 3.05, the Person or Persons who shall be entitled to make any endorsements on any such Global Security and to give the instructions and take the other actions with respect to such Global Security contemplated by the first paragraph of Section 2.03;

(e)    the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such Securities is payable or the method used to determine or extend those dates;

(f)    the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall begin to accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Securities on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(g)    if in addition to or other than the place where the Corporate Trust Office of the Trustee may from time to time be located, the place or places where the principal of, any premium and any Additional Amounts, if any, and interest with respect to such Securities shall be payable, any of such Securities that are Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Issuer in respect of such Securities and this Indenture may be served;

(h)    whether any of such Securities are to be redeemable at the option of the Issuer and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Issuer;

(i)    if the Issuer is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

(j)    if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(k)    if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02 or the method by which such portion is to be determined;

(l)    if other than Dollars, the Foreign Currency in which payment of the principal of, any premium and any Additional Amounts, if any, and interest with respect to any of such Securities shall be payable;

(m)    if the principal of, any premium and any Additional Amounts, if any, and interest with respect to any of such Securities are to be payable, at the election of the Issuer or a Holder thereof or otherwise, in Dollars or in a Foreign Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Issuer or a Holder thereof or otherwise, in a Foreign Currency;

(n)    if the amount of payments of the principal of, any premium and any Additional Amounts, if any, and interest with respect to such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the method by which such amounts shall be determined and paid or payable;

(o)    any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer, the Parent Guarantor or any Guarantors with respect to such Securities or the related Parent Guarantee and/or Guarantees (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein), and, if any additional covenants not contained in this Indenture as of its date shall be applicable with respect to such Securities, whether Section 11.06 shall be applicable with respect to any such additional covenants;

(p)    if any one or more of the provisions of Section 4.01 relating to satisfaction and discharge, Section 5.02 relating to legal defeasance or Section 5.03 relating to covenant defeasance shall not be applicable to the Securities of such series, and any covenants in addition to or other than those covenants, if any, specified in Section 5.03 relating to the Securities of such series which shall be subject to covenant defeasance, and, if the Securities of such series are subject to repurchase or repayment at the option of the Holders thereof pursuant to Article 13, if the Issuer’s obligation to repurchase or repay such Securities will not be subject to satisfaction and discharge pursuant to Section 5.01 or to defeasance pursuant to Article 5, and, if the Holders of such Securities have the right to convert or exchange such Securities into Capital Stock or other securities or property, if the right to effect such conversion or exchange will be subject to satisfaction and discharge pursuant to Section 5.01 or to legal defeasance pursuant to Section 5.01 or covenant defeasance pursuant to Section 5.02, and any deletions from, or modifications or additions to, the provisions of Article 4 in respect of the Securities of such series;

(q)    if any of such Securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(r)    whether and under what circumstances the Issuer, the Parent Guarantor or any Guarantor of such Securities will pay additional amounts (“Additional Amounts”) on such Securities or its Parent Guarantee or Guarantee, as applicable, of such Securities, as the case may be, to any Holder who is a United States Alien in respect of specified taxes, assessments or other government charges and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such Additional Amounts;

(s)    if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent, Transfer Agent or Authenticating Agent, as applicable, with respect to such Securities;

(t)    the Person to whom any interest on any Security of such series shall be payable, if other than the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, and the extent to which, or the manner in which, any interest payable on a temporary Global Security will be paid if other than in the manner provided in this Indenture;

(u)    the names of the Guarantors of the Securities of such series and the terms of the Parent Guarantee and the Guarantees of the Securities of such series, including, without limitation, any deletions from, or modifications or additions to, the provisions of Article 16 or any other provisions of this Indenture in connection with the Parent Guarantee and the Guarantees of the Securities of such series;

(v)    the exchanges, if any, on which the Securities may be listed;

(w)    the terms of any right to convert or exchange Securities of such series into any other securities or property of the Issuer or of any other corporation or Person, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

(x)    whether the Securities of such series or any Parent Guarantee and/or Guarantees of such Securities are to be secured by any property, assets or other collateral and, if so, the applicable collateral, any deletions from, or modifications or additions to, the provisions of Article 16 hereof or any other provisions of this Indenture in connection therewith or in connection with any other instrument or agreement entered into in connection therewith; and

(y)    any other terms of such Securities and the Parent Guarantee and Guarantees of such Securities (whether or not such other terms are consistent or inconsistent with any other terms of this

Indenture) and any deletions from or modifications or additions to this Indenture in respect of such Securities, such Parent Guarantee or such Guarantees.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.03, set forth, or determined in the manner provided, in the Officers’ Certificate pursuant to a Board Resolution referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided in or pursuant to the Board Resolution referred to above and, subject to Section 3.03, set forth, or determined in the manner provided, in the Officers’ Certificate pursuant to a Board Resolution referred to above or pursuant to authority granted by one or more Board Resolutions or in any such indenture supplemental hereto with respect to a series of Securities, additional Securities of a series may be issued, at the option of the Issuer, without the consent of any Holder, at any time and from time to time.
If any of the terms of the Securities of any series or any Parent Guarantee and/or Guarantee of the Securities of any series shall be established by action taken by or pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such series.
Section 3.02    Currency; Denominations.

Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and any Additional Amounts, if any, and interest with respect to the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Securities denominated in Dollars shall be issuable in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.
Section 3.03    Execution, Authentication, Delivery and Dating.

At least one Officer of the Issuer shall execute the Securities on behalf of the Issuer by manual or facsimile signature.
If any Parent Guarantee and/or Guarantees are to be endorsed on or attached to any Securities, and if such Parent Guarantee and/or Guarantees provide for the execution thereof by the Parent Guarantor and/or the applicable Guarantors (it being understood and agreed that any such Parent Guarantee or Guarantee may, but need not, provide for the execution by the Parent Guarantor and/or the applicable Guarantors), such Parent Guarantee and/or Guarantees shall be executed on behalf of the Parent Guarantor and/or the applicable Guarantor by an Officer of the Parent Guarantor and/or each applicable Guarantor, as applicable, by manual or facsimile signature.
Securities and any Parent Guarantee and Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer, the Parent Guarantor or the applicable Guarantor, as the case may be, shall, to the fullest extent permitted by applicable law, bind the Issuer, the Parent Guarantor or such Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities
At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer, to the Trustee for authentication and, provided that the Board Resolution or Officers’ Certificate pursuant to a Board Resolution or supplemental indenture or indentures with respect to such Securities referred to in Section 3.01 and an Issuer Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Issuer Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.
Each Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.02 or 7.12 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
Section 3.04    Temporary Securities.

Pending the preparation of definitive Securities, the Issuer may execute and deliver to the Trustee and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver, in the manner provided in Section 3.03, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.
Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions set forth in this Indenture or the provisions established pursuant to Section 3.01, if temporary Securities are issued, the Issuer shall cause definitive Securities to be prepared without unreasonable delay. Except as otherwise provided in or pursuant to this Indenture, after the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an office or agency for such Securities, without charge to any Holder thereof. Except as otherwise provided in or pursuant to this Indenture, upon surrender for cancellation of any one or more temporary Securities, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary Global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
Section 3.05    Registration, Transfer and Exchange.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee for the Securities of each series a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of, transfers and exchanges of Securities. The Trustee for the Securities of each series is hereby appointed the “Security Registrar” for the purpose of registering, transferring and exchanging Securities as herein provided.
Except as otherwise provided in or pursuant to this Indenture, upon surrender for registration of transfer of any Security of a series at the office or agency of the Issuer in a Place of Payment for such series, the Issuer shall execute, and the Trustee for the Securities of such series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and principal amount.
Except as otherwise provided in or pursuant to this Indenture, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee for the Securities of such series shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
The Issuer shall execute, and the Trustee for the Securities of such series shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture and the applicable Parent Guarantee and Guarantees as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar for such Security duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Securities, or any redemption or repayment of Securities, or any conversion or exchange of Securities for other types of securities or property, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 3.04, 10.05 or 12.06 hereof).
If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer of or exchange any Securities of such series (or of such series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of any selection of such Securities for redemption under Section 12.03 and ending at the close of business on the day of such selection, (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange any Security between a Regular Record Date and the next succeeding Interest Payment Date.
None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 3.06    Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee for the series of such Securities, subject to the provisions of this Section 3.06, the Issuer shall issue and the Trustee shall authenticate a replacement Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
If there be delivered to the Issuer and to the Trustee for the Securities of such series (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless from and against any and all loss, liability or expense, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall issue and the Trustee shall authenticate a replacement Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

In case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any replacement Security under this Section, the Issuer charge for its expenses in connection therewith.
Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.
The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall (to the extent lawful) be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 3.07    Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain
Additional Amounts Preserved.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.
Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:
(i)The Issuer may elect to make payment of any Defaulted Interest to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee for the Securities of such series in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 3.07. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such Defaulted Interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Security Register that states the special record date, the related payment date and the amount of such interest to be paid.

(ii)The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of Section 3.05 and this Section 3.07, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
Section 3.08    Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Parent Guarantor, the Guarantors, the Trustee for such Securities and any agent of the Issuer, the Parent Guarantor, any Guarantor or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, any premium and any Additional Amounts, if any, and (subject to Sections 3.05 and 3.07) interest with respect to such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and none of the Issuer, the Parent Guarantor, the Guarantors, the Trustee or any agent of the Issuer, the Parent Guarantor, any Guarantor or the Trustee shall be affected by notice to the contrary.
No Holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Issuer, the Parent Guarantor, the Guarantors, the Trustee, and any agent of the Issuer or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Issuer, the Parent Guarantor, the Guarantors, the Trustee or any Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Parent Guarantor, the Guarantors, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary (or its nominee), as a Holder, with respect to a Global Security or impair, as between such Depositary and the owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as the Holder of such Global Security.
None of the Issuer, the Parent Guarantor, the Guarantors, the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Security, a Depositary participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Depositary participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to its Applicable Procedures. The Issuer, the Parent Guarantor, the Guarantors, the Trustee and each Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Issuer, the Parent Guarantor, the Guarantors, the Trustee and each Paying Agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Issuer, the Parent Guarantor, the Guarantors, the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Section 3.09    Cancellation.

All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee in accordance with customary procedures.
Section 3.10    Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 3.11    CUSIP Numbers.

The Issuer in issuing the Securities may use CUSIP numbers (if then generally in use) and, if so, the Trustee for such Securities shall use CUSIP numbers in notices of redemption as a convenience to Holders of such Securities; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee of any change in the CUSIP numbers.
Section 3.12    Original Issue Discount.

If any of the Securities is an Original Issue Discount Security, the Issuer shall file with the Trustee promptly at the end of each calendar year (1) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such Outstanding Original Issue Discount Securities as of the end of such year and (2) such other specific information relating to such original issue discount as may then be relevant under the Code.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01    Satisfaction and Discharge.

Unless, pursuant to Section 3.01, the provisions of this Section 4.01 shall not be applicable with respect to the Securities of any series, upon the direction of the Issuer by an Issuer Order, this Indenture shall be discharged and shall cease to be of further effect as any series of Securities specified in such Issuer Order and the Parent Guarantee and any Guarantees of such Securities and the Trustee for the Securities of such series, on receipt of an Issuer Order, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when either:
(1)all Securities of such series theretofore authenticated and delivered, except Securities that have been mutilated, lost, stolen or destroyed and which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, have been delivered to the Trustee for cancellation; or

(2)(A) all Securities of such series not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer, the Parent Guarantor or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders of such Securities, cash in the Currency in which such Securities are payable, (except as provided pursuant to Section 3.01) Government Securities, or a combination thereof, in such amounts as shall be sufficient, without consideration of any reinvestment of interest, as confirmed by a letter from a nationally recognized firm of independent public accountants (which shall not be subject to the requirements of Section 1.10), to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, and, to the extent that the Securities of such series provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit reasonably determinable by the Issuer (in the exercise by the Issuer of its sole and absolute discretion), any Additional Amounts with respect to such Securities to the date of maturity or redemption, as the case may be; and

(B)    the Issuer has paid or caused to be paid all sums payable by it under this Indenture.
In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture as to such series have been satisfied.
In the event there are Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.
At such time as the Issuer shall have effected satisfaction and discharge of this Indenture with respect to any series of Securities, the Parent Guarantor and each Guarantor of the Securities of such series shall (except as provided in the next succeeding paragraph) be automatically and unconditionally released and discharged from all of its obligations under the Parent Guarantee or such Guarantee, as applicable, of the Securities of such series and all of its other obligations under this Indenture in respect of the Securities of such series, without any action by the Issuer, the Parent Guarantor, any Guarantor or the Trustee and without the consent of the Holders of any Securities.
Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 4.01, the provisions of Section 4.02 hereof shall survive.
Section 4.02    Application of Trust Money.

All money and/or Government Obligations deposited with the Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Amounts, if any) and interest for whose payment such money and/or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law. All money deposited with the Trustee pursuant to Section 4.01 (and held by it or any Paying Agent) for the payment of Securities subsequently converted into other property shall be returned to the Issuer upon Issuer Order.
ARTICLE 5

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 5.01    Option to Effect Legal Defeasance or Covenant Defeasance.

Unless pursuant to Section 3.01 either or both of (i) legal defeasance of the Securities of or within a series under Section 5.02 or (ii) covenant defeasance of the Securities of or within a series under Section 5.03 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Article 5 (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities), shall be applicable to such Securities, and the Issuer may, at its option and at any time with respect to the Securities of or within such series, elect to have either Section 5.02 or 5.03 hereof applied to such Outstanding Securities upon compliance with the conditions set forth below in this Article 5. Unless otherwise specified pursuant to Section 3.01 with respect to the Securities of any series, legal defeasance under Section 5.02 and covenant defeasance under Section 5.03 may be effected with respect to any or all of the Outstanding Securities of any series. To the extent that the terms of any Security established in or pursuant to this Indenture permit the Issuer, the Parent Guarantor, any Guarantor or any Holder thereof to extend the date on which any payment of principal of, or premium or Additional Amounts, if any, or interest, if any, with respect to such Security is due and payable, then unless otherwise provided pursuant to Section 3.01, the right to extend such date shall terminate upon defeasance or covenant defeasance, as the case may be.
Section 5.02    Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 5.01 hereof of the option applicable to this Section 5.02 with respect to any Securities of or within a series, the Issuer, the Parent Guarantor and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 5.04 hereof, be deemed to have been discharged from their obligations with respect to all such Outstanding Securities and the Parent Guarantee and Guarantees of such Securities on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 5.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture, including that of the Parent Guarantor and the Guarantors with respect to the Parent Guarantee and the Guarantees of such Securities, respectively (and the Trustee for the Securities of such series, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(a)    the rights of Holders of such Outstanding Securities to receive payments in respect of the principal of, premium and Additional Amounts, if any, and interest on the Securities of such series when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 5.05 hereof;

(b)    the Issuer’s obligations with respect to Securities of such series concerning issuing temporary Securities, registration of such Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)    if the Securities of such series provide for the payment of Additional Amounts pursuant to Section 11.05, the Issuer will remain obligated, following defeasance of this Indenture with respect to the Securities of such series, to pay, and the Parent Guarantor and the Guarantors of the Securities of such series will continue to guarantee (on the terms and subject to the conditions set forth in this Indenture, subject to any other terms of this Indenture, including any terms established pursuant to Section 3.01 with respect to the Securities of such series, providing for the release and discharge of the Parent Guarantor or any Guarantor from the Parent Guarantee or its Guarantee, as applicable, of the Securities of such series and its other obligations under this Indenture in respect to the Securities of such series), as applicable, the payment of, Additional Amounts with respect to such Securities as contemplated by Section 11.05, to the extent (and only to the extent) that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to clause (1) of Section 5.04;

(d)    the rights, powers, trusts, duties and immunities of the Trustee for the Securities of such series, and the Issuer’s obligations in connection therewith; and

(e)    this Section 5.02.

Subject to compliance with this Article 5, the Issuer may exercise its option under this Section 5.02 notwithstanding the prior exercise of its option under Section 5.03 hereof.
Section 5.03    Covenant Defeasance.

Upon the Issuer’s exercise under Section 5.01 hereof of the option applicable to this Section 5.03 with respect to any Securities of or within a series, the Issuer, the Parent Guarantor and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 5.04 hereof, be released from their obligations under any covenants applicable to such Securities which are specified pursuant to Section 3.01 as being subject to covenant defeasance on and after the date the conditions set forth in Section 5.04 hereof are satisfied (“Covenant Defeasance”), and such Securities shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed “Outstanding” for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to such Outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities and the Parent Guarantee and the Guarantees thereof shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 5.01 hereof, Sections 6.01(4), 6.01(5), 6.01(6) and 6.01(7) hereof shall not constitute Events of Default.
Section 5.04    Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 5.02 or 5.03 hereof to any Outstanding Securities of or within a series:
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any Outstanding Securities of or within a series:
(1)    the Issuer must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of such Securities, cash in Dollars or in such Foreign Currency in which such Securities are then specified as payable on the Stated Maturity date or on the Redemption Date, Government Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity or on the Redemption Date), or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, as confirmed by a letter from a nationally recognized firm of independent public accountants (which shall not be subject to the requirements of Section 1.10), to pay (x) the principal of, premium, if any, and interest due on, and, to the extent that such Securities provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit reasonably determinable by the Issuer (in the exercise by the Issuer of its sole and absolute discretion), any Additional Amounts with respect to, such Outstanding Securities at Stated Maturity or on the Redemption Date, as the case may be, and the Issuer must specify whether such Securities are being defeased to maturity or to a particular Redemption Date and (y) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)    the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
(b)    since the issuance of the Securities, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which, the Issuer, the Parent Guarantor or any Guarantor is a party or by which the Issuer, the Parent Guarantor or any Guarantor is bound;

(6)the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(7)the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer, the Parent Guarantor or any Guarantor or others; and

(8)the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel and reasonably acceptable to the Trustee (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 5.05    Deposited Money and Government Securities to Be Held in Trust; Other
Miscellaneous Provisions.

Subject to Section 5.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 5.05, the “Trustee”) pursuant to Section 5.04 hereof in respect of Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and Additional Amounts, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 5.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.
Anything in this Article 5 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 5.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 5.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 5.06    Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 5.02 or 5.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s, the Parent Guarantor’s and the applicable Guarantors’ respective obligations under this Indenture and the Securities of such series and the Parent Guarantee and the Guarantees of such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 5.02 or 5.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 5.02 or 5.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium and Additional Amounts, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 6

REMEDIES
Section 6.01    Events of Default.

An “Event of Default” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers’ Certificate pursuant to a Board Resolution establishing the terms of such series pursuant to this Indenture:
(1)    default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium or Additional Amounts, if any, on any Security of such series;

(2)    default for 30 days or more in the payment when due of interest on or with respect to any Security of such series;

(3)    default in the deposit of any sinking fund payment when and as due with respect to any Security of such series;

(4)    failure by the Issuer of the Securities of such series for 60 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the then Outstanding Securities of such series to comply with any of its agreements (other than a default referred to in clauses (1), (2) and (3) above) in this Indenture or the Securities of such series;

(5)    the Issuer of the Securities of such series, pursuant to or within the meaning of any Bankruptcy Law:
(i)commences proceedings to be adjudicated bankrupt or insolvent;

(ii)consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

(6)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against the Issuer of the Securities of such series in a proceeding in which the Issuer is to be adjudicated bankrupt or insolvent;

(ii)    appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer of the Securities of such series, or for all or substantially all of the property of the Issuer of the Securities of such series; or

(iii)    orders the liquidation of the Issuer of the Securities of such series;

and the order or decree remains unstayed and in effect for 60 consecutive days;
(7)    the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(8)    any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.

Section 6.02    Acceleration.

If any Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 6.01 hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total Outstanding Securities of such series may declare the principal, premium and Additional Amounts, if any, interest and any other monetary obligations on all the then Outstanding Securities of such series to be due and payable immediately. Upon the effectiveness of such declaration, such principal of, premium and Additional Amounts, if any, and interest on such Securities shall be due and payable immediately. The Trustee may withhold from Holders notice of any continuing Default, except a Default relating to the payment of principal of, premium and Additional Amounts, if any, and interest on the Securities of such series if it determines that withholding notice is in their best interest. The Trustee shall have no obligation to accelerate the Securities of such series if in the best judgment of the Trustee acceleration is not in the best interests of the Holders of such Securities.
Notwithstanding the foregoing, in the case of an Event of Default arising under clause (5) or (6) of Section 6.01 hereof, all Outstanding Securities shall be due and payable immediately without further action or notice.
The Holders of a majority in aggregate principal amount of the then Outstanding Securities of such series by written notice to the Trustee may, on behalf of all of the Holders of such Securities, rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Additional Amounts, if any, or premium, if any, that has become due solely because of the acceleration) have been cured or waived and all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and other amounts due the Trustee under Section 7.06 have been paid.
Section 6.03    Other Remedies.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee of Securities of such series may pursue any available remedy to collect the payment of principal, premium and Additional Amounts, if any, and interest on the Securities of such series or to enforce the performance of any provision of such Securities or this Indenture.
Section 6.04    Trustee May Enforce Claims without Possession of Securities.
The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.05    Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then Outstanding Securities of any series by notice to the Trustee of Securities of such series may on behalf of the Holders of all of the Securities of such series waive any existing Default and its consequences hereunder, except (x) a continuing Default in the payment of the principal of, premium, if any, Additional Amounts, if any, or interest on, any Security held by a non-consenting Holder or (y) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected; provided, subject to Section 6.02 hereof, that the Holders of a majority in aggregate principal amount of the then Outstanding Securities of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.06    Control by Majority.

Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Security of such series or that would involve the Trustee in personal liability.
Section 6.07    Limitation on Suits.

Subject to Section 6.08 hereof, no Holder of any Security of any series may pursue any remedy with respect to this Indenture or the Securities unless:
(1)    such Holder has previously given the Trustee for the Securities of such series notice that an Event of Default is continuing with respect to the Securities of that series;
(2)    Holders of at least 30% in principal amount of the total Outstanding Securities of such series have requested the Trustee to pursue the remedy;
(3)    Holders of the Securities have offered such Trustee security or indemnity reasonably satisfactory to such Trustee against any loss, liability or expense incurred in compliance with such request;
(4)    such Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5)    Holders of a majority in principal amount of the total Outstanding Securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.
A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.
Section 6.08    Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and Additional Amounts, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.09    Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1), (2) or (3) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and Additional Amounts, if any, and interest remaining unpaid on the Securities of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.10    Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and such Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding has been instituted.
Section 6.11    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.06 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.12    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall, to the extent permitted by applicable law, impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of any Security may, to the extent permitted by applicable law, be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.
Section 6.13    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of such series allowed in any judicial proceedings relative to the Issuer (or any other obligor upon such Securities including any Guarantor), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee of the Securities of such series, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of such Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.14    Priorities.

If the Trustee collects any money for any series of Securities pursuant to this Article 6 or, after an Event of Default with respect to any series of Securities, any money or other property distributable in respect of the Issuer’s obligations under this Indenture, it shall pay out the money in the following order:
(i)    to such Trustee (including any predecessor trustee), its agents and attorneys for amounts due under Section 7.06 hereof, the Security Registrar, Transfer Agent and Paying Agent, including payment of all compensation, expenses and liabilities incurred, and all advances made, by such Trustee and the costs and expenses of collection;

(ii)    to Holders of such Securities for amounts due and unpaid on such Securities for principal, premium, if any, Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, Additional Amounts, if any, and interest, respectively; and

(iii)    to the Issuer or to such party as a court of competent jurisdiction shall direct including any Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Amounts pursuant to this Section 6.14.
Section 6.15    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder of a Security, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities of any series.
ARTICLE 7

TRUSTEE
Section 7.01    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing with respect to the Securities of any series, the Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default with respect to the Securities of any series:
(i)    the duties of the Trustee for the Securities of such series shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee for the Securities of such series may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06 hereof.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
(e)    The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Securities of any series pursuant to this Indenture for which it is acting as Trustee unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against any loss, liability or expense.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)    The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(h)    In no event shall the Trustee be responsible or liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)    The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(k)    The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)    Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Securities, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax (other than forwarding any Additional Amounts that it has received from the Issuer, the Parent Guarantor or any Guarantor).

The Issuer hereby covenants with the Trustee that it will use commercially reasonable efforts to provide the Trustee with reasonably available information collected and stored in the Issuer’s ordinary course of business regarding Holders of the applicable series of Securities (solely in their capacity as such) and that is necessary for the Trustee to determine whether or not the Trustee is obliged, in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

Section 7.03    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee, the Issuer or any Guarantor, in its individual or any other capacity, may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, covenant or agreement of any Person, other than the Trustee, made in this Indenture.
Section 7.05    Notice of Defaults.

If a Default with respect to the Securities of any particular series occurs and is continuing and if it is known to the Trustee for the Securities of such series, such Trustee shall mail to Holders of the Securities of such series a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium or Additional Amounts, if any, or interest on any Security of such series or in the payment of any sinking fund installment with respect to the Securities of such series, such Trustee may withhold from the Holders of the Securities of such series notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of such Holders. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.
Section 7.06    Compensation and Indemnity.

The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
The obligations of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination for any reason of this Indenture.
To secure the payment obligations of the Issuer and the Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Securities of any series on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or premium or Additional Amounts, if any, or interest with respect to particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.
“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
Section 7.07    Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then Outstanding Securities of any series may remove the Trustee for the Securities of such series by so notifying such Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.10 hereof;
(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee with respect to the Securities of one or more Securities resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then Outstanding Securities of any series may appoint a successor Trustee for the Securities of such series to replace the successor Trustee for the Securities of such series appointed by the Issuer.

If a successor Trustee for the Securities of any series does not take office within 60 days after the retiring Trustee for the Securities of such series resigns or is removed, such retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then Outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Securities of such series.
If the Trustee for the Securities of any series, after written request by any Holder of the Securities of such series who has been a Holder of the Securities of such series for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.
As used in this Section 7.07, “Trustee” shall also include each of the Security Registrar, Paying Agent and Transfer Agent, as applicable.
Section 7.08    Acceptance of Appointment by Successor.
(a)    Upon the appointment hereunder of any successor Trustee with respect to all
Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer, the Parent Guarantor, the Guarantors and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Issuer, the Parent Guarantor, any Guarantor or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 11.02, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 7.06.
(b)    Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the Parent Guarantor, the Guarantors, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer, the Parent Guarantor, any Guarantor or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 11.02 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 7.06.
(c)    Upon request of any Person appointed hereunder as a successor Trustee, the Issuer, the Parent Guarantor and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(d)    No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 7.09    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 7.10    Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
Section 7.11    Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
Section 7.12    Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent acceptable to the Issuer to authenticate one or more series of Securities. An Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
If an appointment with respect to one or more series of Securities is made pursuant to this Section 7.12, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee
By:
Authorized Signatory

•, as Authenticating Agent
By:
Authorized Signatory

ARTICLE 8

HOLDER LISTS AND REPORTS BY TRUSTEE, ISSUER AND GUARANTORS
Section 8.01    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of the Securities for which it acts as Trustee and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee of the Securities of any series is not the Security Registrar, the Issuer shall furnish to such Trustee at least two Business Days before each Interest Payment Date and at such other times as such Trustee may request in writing, a list in such form and as of such date as such Trustee may reasonably require of the names and addresses of the Holders of the Securities of such series and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).
Section 8.02    Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Security Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
Section 8.03    Reports by Trustee to Holders of the Securities.

Within 60 days after each May 15 following the date of this Indenture, and for so long as the Securities remain outstanding, the Trustee for the Securities of each series shall mail to the Holders of the Securities of such series a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).
A copy of each report at the time of its mailing to the Holders of the Securities shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Securities are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Securities are listed on any stock exchange and of any subsequent delisting thereof.

Section 8.04    Reports by Issuer.

(a)    In accordance with Section 314(a) of the Trust Indenture Act, the Issuer and each
Guarantor shall:

(1)    file with the Trustee for the Securities of such series, for distribution to a Holder of Securities of such series upon such Holder’s request, within 15 days after the Parent Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Parent Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Parent Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
(2)    file with the Trustee for the Securities of such series, for distribution to a Holder of Securities of such series upon such Holder’s request, and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Parent Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
(3)    transmit after the filing thereof with the Trustee for the Securities of such series, for distribution to a Holder of Securities of such series upon such Holder’s request, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Parent Guarantor pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
(b)    Notwithstanding anything herein to the contrary, the Issuer and each Guarantor will not be deemed to have failed to comply with any of its agreements hereunder for purposes of clause (4) under Section 6.01 until 120 days after the date any report hereunder is required to be filed with the Commission pursuant to this Section 8.04.

(c)    To the extent any information is not provided within the time periods specified in this Section 8.04 and such information is subsequently provided, the Issuer and each Guarantor will be deemed to have satisfied its delivery obligations with respect to its delay in delivery at such time and any Default with respect thereto shall be deemed to have been cured.

(d)    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).

ARTICLE 9

SUCCESSORS

Section 9.01    Merger, Consolidation or Sale of All or Substantially All Assets.

(a)    The Issuer of any series of Securities shall not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries on a consolidated basis, in one or more related transactions, to any Person unless:

(1)    the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia or any territory thereof or, solely with respect to any Issuer that is organized or existing under the laws of any member state of the
European Union or the United Kingdom, any other member state of the European Union or the United
Kingdom (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(2)    the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture and the Securities of such series pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee for the Securities of such series;

(3)    immediately after such transaction, no Default with respect to such series of Securities exists;

(4)    each Guarantor unless it is the other party to the transactions described above, in which case Section 9.01(b)(1) hereof shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and
(5)    the Issuer shall have delivered to the Trustee for the Securities of such series an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.
If pursuant to Section 3.01, the Securities of such series and/or the Parent Guarantee and Guarantees of such Securities are secured by Collateral, immediately after giving pro forma effect to the transaction described above, (1) the Collateral owned by the successor Person will continue to constitute Collateral under the applicable indenture and related security documents and (2) to the extent any assets of the Person which is merged or consolidated with or into the successor Person are assets of the type which would constitute Collateral under the related security documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the security documents in the manner and to the extent required by the Indenture.
The Successor Company shall succeed to, and be substituted for, the Issuer of such series of Securities under this Indenture. Notwithstanding clauses (3) and (4) of Section 9.01(a) hereof the Issuer may merge with an Affiliate of the Issuer incorporated solely for the purpose of reincorporating the Issuer in another State of the United States of America or the District of Columbia or any territory thereof or, solely with respect to any Issuer that is organized or existing under the laws of any member state of the European Union or the United Kingdom, any other member state of the European Union or the United Kingdom so long as the amount of Indebtedness of the Issuer and its consolidated Subsidiaries is not increased thereby.

(b)    Each Guarantor, if any, of any series of Securities shall not, and the Issuer of the Securities of such series shall not permit any such Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)    such Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);
(2)    the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee for the Securities of such series;
(3)    immediately after such transaction, no Default with respect to such series of Securities exists; and
(4)    the Issuer shall have delivered to the Trustee for the Securities of such series an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.
Subject to certain limitations described in this Indenture, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee.
(c)    Notwithstanding the foregoing, any Issuer, the Parent Guarantor or any Guarantor may merge into or transfer all or part of its properties and assets to any Issuer, the Parent Guarantor or another Guarantor.

Section 9.02    Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 9.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest and premium and Additional Amounts, if any, on the Securities except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 9.01 hereof.
ARTICLE 10

SUPPLEMENTAL INDENTURES
Section 10.01    Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities, the Issuer (when authorized by or pursuant to a Board Resolution), the Parent Guarantor (when authorized by its Board of Directors), the Guarantors (each when authorized by the Board of Directors of such Guarantor) and the Trustee for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:
(1)    to evidence the succession of another Person to the Issuer or a Guarantor, and the assumption by any such successor of the covenants of the Issuer or such Guarantor, as the case may be, contained herein and in the Securities, the Parent Guarantee or the Guarantees of the Parent Guarantor or such Guarantor, as the case may be; or
(2)    to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Issuer or any Guarantor with respect to all or any series of Securities issued under this Indenture (as shall be specified in such supplemental indenture or indentures); or
(3)    to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or
(4)    to add an additional Issuer under this Indenture, to establish the form or terms of Securities of any series as permitted by Section 3.01 and/or to establish the form or terms of the Parent Guarantee and/or any Guarantee; or
(5)    to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there are no Outstanding Securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or
(6)    to secure or, if applicable, to provide additional security for all or any Securities or guarantees issued under this Indenture and all or any guarantees, if any, of all or any such Securities and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any Securities or all or any guarantees, if any, of all or any Securities in accordance with the terms of this Indenture; or
(7)    to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of Securities pursuant to Article 4; provided that any such action shall not adversely affect the interests of any Holder of a Security of such series or any other Security in any material respect; or
(8)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.07; or
(9)    to cure any ambiguity, omission, defect or inconsistency or to correct or supplement any provision herein which may be defective or which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or
(10)    to change any place or places where the principal of, premium and Additional Amounts, if any, and interest, if any, on the Securities shall be payable, the Securities may be surrendered for registration or transfer, the Securities may be surrendered for exchange, and notices and demands upon the Issuer may be served; or
(11)    to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(12)    to comply with the rules of any applicable securities depositary; or
(13)    to conform this Indenture or any supplemental indenture to the description of the Securities, the Parent Guarantee and/or the Guarantees set forth in any prospectus, offering memorandum or supplement to such prospectus or offering memorandum related to such series of Securities to the extent that such description was intended to be a verbatim recitation of a provision of the indenture, the Securities, the Parent Guarantee and/or the Guarantees; or
(14)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Securities as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or
(15)    create and issue additional Securities pursuant to Section 3.01; or
(16)    to add additional Guarantees or additional Guarantors in respect of all or any Securities under this Indenture, and to evidence the release and discharge of the Parent Guarantor or any Guarantor from its obligations under the Parent Guarantee or its Guarantee, as applicable, of any or all Securities and its obligations under this Indenture in respect of any or all Securities in accordance with the terms of this Indenture.
Section 10.02    Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (voting as one class), by act of said Holders delivered to the Issuer and the Trustee, the Issuer (when authorized by or pursuant to a Board Resolution), the Parent Guarantor (when authorized by its Board of Directors), the Guarantors (each when authorized by the Board of Directors of such Guarantor) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or the Parent Guarantee or the Guarantees, as applicable, of such Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall
(1)    change the Stated Maturity of the principal of, or installment of interest, if any, on, Securities of any series, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; or
(2)    change the Currency in which the principal of (and premium and Additional Amounts, if any) or interest on such Securities are denominated or payable; or
(3)    adversely affect the right of repayment or repurchase, if any, at the option of the Holder after such obligation arises, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or
(4)    reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or
(5)    modify any of the provisions of this Section, Section 6.05 or Section 11.06; or

(6)    impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or
(7)    except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Securities; or
(8)    A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Issuer, the Parent Guarantor and the Guarantors shall be entitled to enter into a supplemental indenture under this Section 10.02 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.
It shall not be necessary for any act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Section 10.03    Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Issuer, the Parent Guarantor and the Guarantors, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 10.04    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby; provided that any supplemental indenture with respect to one or more series of Securities shall modify the provisions of this Indenture only with respect to such series of Securities and shall only bind the Holders of such Securities. To the extent that the provisions of any supplemental indenture conflict with any provision of this Indenture, the provisions of such supplemental indenture shall govern and be controlling, solely with respect to the Securities of the series to which such supplemental indenture relates (and the Parent Guarantee and Guarantees with respect to the Securities of such series).
Section 10.05    Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 10.06    Compliance with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
ARTICLE 11

COVENANTS
Section 11.01    Payment of Securities.

The Issuer shall pay or cause to be paid the principal of, premium, if any, Additional Amounts, if any, and interest on the Securities on the dates and in the manner provided in such Securities. Principal, premium, if any, Additional Amounts, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, Additional Amounts, if any, and interest then due.
The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 11.02    Money for Securities Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on, or any Additional Amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency or Currencies in which the Securities of such series are payable sufficient to pay the principal, any premium, interest and Additional Amounts, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.
Whenever the Issuer shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, or any premium or interest on or any Additional Amounts with respect to, any Securities of such series, deposit with any Paying Agent a sum (in the Currency or Currencies described in the preceding paragraph) sufficient to pay the principal, premium, interest and Additional Amounts, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.
The Issuer shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:
(1)    hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;
(2)    give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(3)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Security of any series and remaining unclaimed for two years after such principal or such premium or interest or Additional Amounts shall have become due and payable shall be paid to the Issuer on Issuer Request (or if deposited by a Guarantor, paid to such Guarantor on Guarantor Request) or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer or such Guarantor, as the case may be, for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Section 11.03    Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Security Registrar or co-registrar) where any series of Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities of such series and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee for the Securities of such series of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
With respect to any Global Security, and except as may otherwise be specified for such Global Security as contemplated by Section 3.01, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; and such Place of Payment with respect to a Global Security in New York, New York shall be at an office of the Trustee located at 500 Ross Street, Pittsburgh, PA 15262, Attention: Corporate Trust Administration; provided, however, that any such payment, presentation, surrender or delivery effect pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.
Section 11.04    Compliance Certificate.

The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
Section 11.05    Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts by the Issuer, the Issuer agrees to pay to the Holder of any such Security Additional Amounts as provided in or pursuant to this Indenture or such Securities; and, if the Parent Guarantee and/or Guarantee of the Securities of a series provides for the payment of Additional Amounts by the Parent Guarantor and/or any Guarantor of the Securities of such series, the Parent Guarantor and/or each such Guarantor agrees, severally and not jointly, to pay to the Holder of any such Security Additional Amounts as provided in or pursuant to this Indenture or the Parent Guarantee or its Guarantee, as applicable, of such Security. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series, the Parent Guarantee or Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
Section 11.06    Waiver of Certain Covenants.

The Issuer or the Company, as applicable, may omit in any particular instance to comply with any term, provision or condition set forth in Sections 9.01, 9.02, 11.02 or 11.03 with respect to the Securities of any series and, if expressly provided pursuant to Section 3.01 with respect to the Securities of such series, any additional covenants applicable to the Securities of such series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
ARTICLE 12

REDEMPTION
Section 12.01    Applicability of Article.

Redemption of Securities of any series at the option of the Issuer as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.
Section 12.02    Election to Redeem; Notices to Trustee.

The election of the Issuer to redeem any Securities shall be evidenced by or pursuant to a Board Resolution or an Officers’ Certificate or in another manner specified as contemplated by Section 3.01 for such

Securities. In case of any redemption at the election of the Issuer of less than all of the Securities of any series, the Issuer shall, at least two Business Days prior to the date of redemption (“Redemption Date”) fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.
Section 12.03    Selection of Securities to Be Redeemed.

If less than all of the Securities of any series are to be redeemed (unless all of the Securities of such series and of a special tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not prior to the delivery of the notice specified in Section 12.04 by the Trustee pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate (provided that, in the case of Global Securities, the Depositary may select beneficial interests in Global Securities for redemption pursuant to its Applicable Procedures).
The Trustee shall promptly notify the Issuer and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption or purchase, the principal amount thereof to be redeemed; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
Section 12.04    Notice of Redemption.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to each Holder of any Securities designated for redemption as a whole or in part at such Holder’s registered address.
The notice shall identify the Securities to be redeemed and shall state:
(a)    the Redemption Date;
(b)    the redemption price;
(c)    if any Security is to be redeemed in part only, the portion of the principal amount of that Security that is to be redeemed and that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Securities upon cancellation of the original Security;
(d)    the name and address of the Paying Agent;
(e)    that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)    that, unless the Issuer defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date;
(g)    the paragraph or subparagraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed;

(h)    that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Securities; and
(i)    any condition to such redemption.
Any redemption may, in the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, an offering or other corporate transaction or event.
A notice of redemption published as contemplated by Section 1.08 need not identify particular Securities to be redeemed.
Section 12.05    Deposit of Redemption Price.

On or prior to the Redemption Date, the Issuer shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 12.04, with the Trustee or with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.02) an amount of money in the applicable Currency or, if the redemption price shall be payable in cash, securities and/or other property, an amount of money in the applicable Currency, securities and/or other property, as the case may be, sufficient to pay the redemption price of and (unless otherwise specified pursuant to Section 3.01 with respect to the Securities of such series) any accrued and unpaid interest on all Securities or portions thereof to be redeemed on that date.
Section 12.06    Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, unless such redemption is conditioned on the happening of a future event, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.07; provided, further that, unless otherwise specified as contemplated by Section 3.01, if the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on the relevant Regular Record Date.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security.
Section 12.07    Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 13

SINKING FUNDS
Section 13.01    Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.
The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.
Section 13.02    Satisfaction of Sinking Fund Payments with Securities.

The Issuer (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
ARTICLE 14

REPAYMENT AT THE OPTION OF HOLDERS
Section 14.01    Applicability of Article.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 3.09, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Issuer, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled. Notwithstanding anything to the contrary contained in this Section 14.01, in connection with any repayment of Securities, the Issuer may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the applicable repayment date an amount not less than the repayment price payable by the Issuer on repayment of such Securities, and the obligation of the Issuer to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.
Unless otherwise expressly stated in this Indenture or pursuant to Section 3.01 with respect to the Securities of any series or unless the context otherwise requires, all references in this Indenture to the repayment of Securities at the option of the Holders thereof (and all references of like import) shall be deemed to include a reference to the repurchase or redemption of Securities at the option of the Holders thereof.

ARTICLE 15

SECURITIES IN FOREIGN CURRENCIES
Section 15.01    Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency or (ii) any distribution to Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, in the absence of any provision to the contrary in or pursuant to this Indenture or the Securities of such series, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action, determination or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Securities of such series (if any) for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as the Issuer may specify in a written notice to the Trustee.
ARTICLE 16

GUARANTEES

Section 16.01	Guarantee.
The Securities of each series shall be guaranteed by the Parent Guarantor and such Guarantors (including, for the avoidance of doubt, in respect of a series of Securities issued by any Person other than the Company, the Company) and on such terms and subject to such conditions, as shall be established pursuant to this Indenture and Section 3.01 with respect to the Securities of any such series.
Anything in this Indenture, the Securities, the Parent Guarantee or any Guarantee to the contrary notwithstanding, the obligations of the Parent Guarantor under the Parent Guarantee and each Guarantor under its Guarantees and this Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Parent Guarantor or such Guarantor, as applicable, result in the obligations of the Parent Guarantor under its Parent Guarantee and such Guarantor under its Guarantee and this Indenture not constituting a fraudulent advance or fraudulent transfer under any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or other law affecting the rights of creditors generally.
Neither the Parent Guarantee nor any Guarantee shall be valid and obligatory for any purpose with respect to any Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.
ARTICLE 17

SECURITY
Section 17.01    Security.

If so provided pursuant to Section 3.01 with respect to the Securities of any series, the Securities of such series and/or the Parent Guarantee and the Guarantees of such Securities may be secured by such property, assets or other collateral as may be specified in or pursuant to Section 3.01. Any and all terms and provisions applicable to the security for the Securities of such series and/or the Parent Guarantee and such Guarantees shall also be provided in or pursuant to Section 3.01, which may include, without limitation, provisions for the execution and delivery of such security agreements, pledge agreements, collateral agreements and other similar or related agreements as the Issuer, the Parent Guarantor or any Guarantor may elect and which may provide for the Trustee to act as collateral agent or in a similar or other capacity. The Trustee shall comply with Sections 313(a)(5) and (6) and 313(b)(1) of the Trust Indenture Act and the Issuer and, if applicable, the Parent Guarantor and/or any Guarantor that has pledged collateral to secure the Parent Guarantee and/or its Guarantee, as applicable, shall comply with Sections 314(b), 314(c) and 314(d) of the Trust Indenture Act, in each case in respect of any secured Securities, Parent Guarantee and/or Guarantees that may be Outstanding hereunder from time to time.

[Signatures on following page]

ARAMARK SERVICES, INC.

By: __________________________________________
Name:
Title:

ARAMARK

By:___________________________________________
Name:
Title:

•,
as a Guarantor

By:___________________________________________
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Trustee

By:___________________________________
Name:
Title: